UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 26, 2012

PERFORMANCE TECHNOLOGIES, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	02-27460 (Commission File Number)	16-1158413 (IRS Employer Identification No.)

205 Indigo Creek Drive Rochester, New York		14626
(Address of principal executive offices)		(Zip Code)

(585) 256-0200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2012, the Compensation Committee (the “Committee”) of Performance Technologies, Inc. (the “Registrant”, “PT”) reviewed PT’s executive compensation plan and established a short term incentive program for 2012.  The salaries of PT’s named executive officers have not been changed since 2008 and will remain unchanged for 2012.

Short-term Incentive Program for 2012

A short-term cash incentive program has been established for 2012 amounting to 10% of audited operating income (after giving effect to the incentive program expense) up to $1,538,000 of after-incentive operating income, plus an additional 5% of after-incentive operating income in excess of that threshold.  Any earned incentive payments will be allocated 33% to Mr. Slusser, 24% to Mr. Lamb and 14% to Mr. Rice.   The remaining 29% will be allocated to other key employees.  The total amounts that may be earned under this program are capped at approximately 50% of base salary for Messrs. Slusser and Lamb, and at approximately 35% of base salary for Mr. Rice.  No payments will be made under this program if PT does not have positive audited net income for 2012.  The program is subject to ongoing review and modification at the discretion of the Committee.

Option Awards

On January 30, 2012, the Committee approved grants of time-vested non-qualified stock options to the Registrant’s named executive officers.  The officers identified in the table below were granted options to purchase the following number of shares under the Registrant’s 2003 Omnibus Incentive Plan:

Named Executive Officer	Number of Shares
John M. Slusser	100,000
Dorrance W. Lamb	60,000
J. Patrick Rice	40,000

The options were granted at an exercise price as of the market close on January 30, 2012, which was $1.87, and will vest in accordance with the following schedule: 20% will vest upon the first anniversary of the grant date, an additional 30% will vest upon the second anniversary of the grant date and an additional 50% will vest upon the third anniversary of the grant date.  All of the options expire five years from the date of grant. The options for Mr. Slusser and Mr. Lamb contain change-in-control/acceleration provisions.  The forms of the stock option agreement are substantially the same as the form of options granted in 2010 and filed as an exhibit to the Registrant's 2009 Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

February 1, 2012	By	/s/ John M. Slusser
John M. Slusser President and Chief Executive Officer

February 1, 2012	By	/s/ Dorrance W. Lamb
Dorrance W. Lamb Senior Vice President and Chief Financial Officer